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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
CHURCHILL DOWNS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2004

To the Shareholders of
Churchill Downs Incorporated:

        Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, on Thursday, June 17, 2004, at 10:00 a.m., E.D.T. for the following purposes:

           I.  To elect five (5) Class II Directors for a term of three (3) years (Proposal No. 1);

          II.  To approve the proposed Churchill Downs Incorporated 2004 Restricted Stock Plan (Proposal No. 2);

        III.  To approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to add 100,000 shares of Common Stock by increasing the number of shares of Common Stock, no Par Value, reserved for issuance thereunder from 68,581 to 168,581 (Proposal No. 3);

         IV.  To approve the performance goal and the payment of compensation under non-qualified stock options granted to Thomas H. Meeker by the Compensation Committee of the Board of Directors under certain stock option agreements described in the accompanying Proxy Statement to the extent that in any tax year such compensation, together with any other compensation paid to him, would otherwise exceed the $1,000,000 limit contained in Internal Revenue Code §162(m) (Proposal No. 4);

           V.  To approve or disapprove the minutes of the 2003 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No. 5); and

        VI.  To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

        The close of business on April 21, 2004, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

        Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

        By Order of the Board of Directors.

                      REBECCA C. REED
                      Senior Vice President,
                      General Counsel and Secretary

May 3, 2004

CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on June 17, 2004

        The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 2004 Annual Meeting of Shareholders to be held on Thursday, June 17, 2004, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 3, 2004.

Voting Rights

        Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 21, 2004, are entitled to notice of and to vote at the Annual Meeting. On that date, 13,283,983 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. In 2003, the shareholders of the Company voted to amend the Company's Articles of Incorporation to eliminate cumulative voting rights in the election of directors. Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE PROPOSED CHURCHILL DOWNS INCORPORATED 2004 RESTRICTED STOCK PLAN, FOR APPROVAL OF THE AMENDMENT OF THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO ADD 100,000 SHARES OF COMMON STOCK BY INCREASING THE NUMBER OF SHARES OF COMMON STOCK, NO PAR VALUE, RESERVED FOR ISSUANCE THEREUNDER FROM 68,581 TO 168,581, FOR APPROVAL OF THE PERFORMANCE GOAL AND PAYMENT OF COMPENSATION UNDER NON-QUALIFIED STOCK OPTIONS GRANTED TO THOMAS H. MEEKER UNDER CERTAIN STOCK OPTION AGREEMENTS TO THE EXTENT THAT IN ANY TAX YEAR SUCH COMPENSATION, TOGETHER WITH ANY OTHER COMPENSATION PAID TO HIM, WOULD OTHERWISE EXCEED THE $1,000,000 LIMIT CONTAINED IN INTERNAL REVENUE CODE SECTION 162(M), FOR APPROVAL OF THE MINUTES OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS AND IN THE DISCRETION OF THE PERSON OR PERSONS VOTING THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Revocation of Proxy

        A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

Common Stock Owned by Certain Persons

        The following table sets forth information concerning the beneficial ownership of the Common Stock as of April 19, 2004, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% of Class

Duchossois Industries, Inc. 845 Larch Avenue Elmhurst, Illinois 60126	3,150,000	(1)	23.71%
Brad M. Kelley 2200 Lapsley Lane Bowling Green, Kentucky 42103	1,165,870		8.77%
29 Directors and Executive Officers as a Group	5,630,635	(2)(3)	42.38%

(1)
By the terms of a certain Merger Agreement between the Company and Duchossois Industries, Inc., which is described in more detail below, Duchossois Industries, Inc., may be issued up to an additional 1,250,000 shares of Common Stock in the future, subject to the occurrence of certain events as specified in the Merger Agreement.

(2)
See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(3)
Includes 400,701 shares issuable under currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, based solely on its review of the forms filed with the SEC, the Company believes that all filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

Executive Officers of the Company

        The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

		Common Stock of the Company Beneficially Owned as of April 21, 2004(1)
Name and Age	Position(s) With Company and Term of Office	Amount		% of Class
Carl F. Pollard (2) 65	Director since 1985; Chairman of the Board since 2001	163,080		1.22%
Thomas H. Meeker 60	President and Chief Executive Officer since 1984; Director since 1995	307,485	(3)	2.31%
Michael W. Anderson 33	Treasurer since June 2002; Vice President, Corporate Finance since January 2002; Corporate Controller from January 2000 to December 2001; Controller from November 1996 to December 1999	151		*
Frederick M. Baedeker, Jr. 54	President, Churchill Downs California Company since November 1999	9,800	(4)	*
C. Kenneth Dunn 57	President, Calder Race Course, Inc. since April 1999; President, Tropical Park, Inc., since April 1999	494		*
Clifford C. Goodrich 61	President, Arlington Park Racecourse, LLC since March 2003; Executive Vice President, Arlington Park Racecourse, LLC from December 2002 to March 2003	0		*
Michael E. Miller 52	Executive Vice President since June 2003; Chief Financial Officer since January 2003; Senior Vice President, Finance from January 2000 to December 2002	12,869	(5)	*
Rebecca C. Reed 46	Senior Vice President, General Counsel and Secretary since January 1999; Associate General Counsel and Assistant Secretary from January 1998 to December 1998; Corporate Counsel from January 1994 to December 1997	18,186	(6)	..13%
Donald R. Richardson 58	Senior Vice President, Racing, Churchill Downs Management Company since November 1999; Senior Vice President, Racing, from January 1999 to November 1999; Vice President, Racing from September 1994 to December 1998	16,427	(7)	..12%

Karl F. Schmitt, Jr. 51	President, Churchill Downs Simulcast Network since January 2003; Senior Vice President, Communications from March 1998 to December 2002; Chief Operating Officer, Churchill Downs Simulcast Network from April 2002 to December 2002; Vice President, Corporate Communications from 1990 to March 1998	25,511	(8)	..19%
Steven P. Sexton 44	President, Churchill Downs Racetrack since March, 2003; President, Ellis Park Race Course, Inc., since March 2003; President, Arlington Park Racecourse, LLC, from January 2002 to March 2003; President, Arlington International Racecourse, Inc. (Arlington Park), from September 2001 to December 2001; Executive Vice President, Arlington International Racecourse, Inc. (Arlington Park), from May 2001 to September 2001	0		*
Andrew G. Skehan 43	Senior Vice President, Corporate Sales and Marketing since September 1999; Senior Vice President, Corporate Marketing from April 1999 to September 1999	17,939	(9)	..13%
Alexander M. Waldrop 47	Senior Vice President, Public Affairs since July 2002; President and General Manager, Churchill Downs Racetrack from September 1999 to July 2002; Senior Vice President from January 1999 to September 1999; President, Ellis Park Race Course, Inc., from September 2000 to July 2002; Senior Vice President, Administration from December 1996 to December 1998; Senior Vice President from June 1994 to December 1996; General Counsel and Secretary from August 1992 to December 1998	37,878	(10)	..28%

*
Less than 0.1%

(1)
No executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Mr. Meeker shares investment and voting power with respect to 26,908 shares.

(2)
Mr. Pollard does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(3)
Includes 266,607 shares issuable under currently exercisable options following the exercise of 10,001 options in March 2004.

(4)
Includes 9,800 shares issuable under currently exercisable options.

(5)
Includes 12,419 shares issuable under currently exercisable options.

(6)
Includes 16,597 shares issuable under currently exercisable options.

(7)
Includes 14,891 shares issuable under currently exercisable options.

(8)
Includes 25,085 shares issuable under currently exercisable options.

(9)
Includes 17,880 shares issuable under currently exercisable options.

(10)
Includes 37,422 shares issuable under currently exercisable options.

        From March 1999 to October 1999, Mr. Baedeker was employed by ODS Technologies, LLC, an interactive home wagering company, as Vice President, Communications. Mr. Baedeker was employed from 1998 to February 1999 by the National Thoroughbred Racing Association as Senior Vice President, Marketing. From 1992 to 1998, Mr. Baedeker was employed by Hollywood Park, Inc., as Vice President, Marketing and Public Relations.

        From 1996 to 1999, Mr. Miller was employed as Senior Vice President and Chief Financial Officer of Fender Musical Instruments Corporation. During 1995, he served as a Director of Entrepreneurial Tax Services with Ernst & Young LLP.

        From 2000 until joining the Company, Mr. Sexton was employed as Executive Vice President and General Manager of Lone Star Park, Ltd., a racing association, which owns and operates Lone Star Park at Grand Prairie, Texas. From 1994 to 2000, he was employed by Lone Star as Vice President and Assistant General Manager.

        From 2000 until joining the Company, Mr. Goodrich was employed as Chief Executive Officer of the California Thoroughbred Horsemen's Foundation, Inc., a charitable foundation dedicated to improving the quality of life for backstretch personnel in California. From 1989 through 1999, Mr. Goodrich served as President and Chief Operating Officer of the Los Angeles Turf Club Inc., which operated Santa Anita Park.

Election of Directors
(Proposal No. 1)

        At the Annual Meeting, shareholders will vote to elect five (5) persons to serve in Class II of the Board of Directors to hold office for a term of three (3) years expiring at the 2007 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified.

        The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not fewer than nine (9) nor more than twenty-five (25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. Accordingly, the Board of Directors, in March 2003, amended the Company's Bylaws to establish the number of directors at fourteen (14), with four (4) directors in Class I and five (5) directors in each of Class II and Class III, to be effective upon the election of directors at the annual meeting of shareholders on June 19, 2003.

        The Company is a party to a Merger Agreement dated as of June 23, 2000, as amended (the "Merger Agreement"), between the Company and Duchossois Industries, Inc., under which certain subsidiaries of the Company were merged into certain wholly-owned subsidiaries of Duchossois Industries, Inc. ("Merger"). The Merger was approved by vote of the Company's shareholders at a Special Meeting of the shareholders on September 8, 2000. Pursuant to a Stockholder's Agreement between the Company and Duchossois Industries, Inc., as part of the Merger, Duchossois Industries, Inc., designated three (3) individuals for appointment and election to the Board of Directors. The Stockholder's Agreement provides that those individuals, Mr. Richard L. Duchossois, Mr. Craig J. Duchossois, and Mr. Robert L. Fealy (or substitute designees reasonably acceptable to the Company), would be nominated to serve as directors of the Company, being allocated as equally as possible among the three classes of directors, for vote of the shareholders of the Company at the annual meeting of shareholders at which each respective class is then submitted for vote by the shareholders. In 2000, the Board of Directors of the Company appointed Mr. Craig J. Duchossois to serve as a member of Class I, Mr. Richard L. Duchossois to serve as a member of Class II and Mr. Robert L. Fealy to serve as a member of Class III. At the June 2001 Annual Meeting of

Shareholders of the Company, Mr. Craig J. Duchossois was reelected as a Class I director, Mr. Richard L. Duchossois was reelected as a Class II director and Mr. Robert L. Fealy was reelected as a Class III director.

        At the Annual Meeting, the five (5) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class II. Susan Elizabeth Packard, a new nominee to the Company's Board of Directors, was selected from candidates identified by an outside consultant. All other nominees currently serve as members of Class II and have agreed to serve if reelected. With each shareholder having one vote per share to cast for each nominee, the nominees receiving the greatest number of votes will be elected.

Nominees for Election as Directors

		Common Stock of the Company Beneficially Owned as of April 21, 2004(3)
Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)	Amount		% of Class
	Class II — Terms Expiring in 2007
Richard L. Duchossois 82 Director since 2000(4)(5)	Chairman, Duchossois Industries, Inc. (private holding company with diversified business interests); Vice Chairman, Thrall Car Management Co., Inc. (investments); Director, Emirates World Series of Racing, Thoroughbred Racing Association; Chairman, Arlington Park Racecourse, LLC	3,165,000		23.82%
J. David Grissom 65 Director since 1979	Chairman, Mayfair Capital, Inc. (private investment firm); Chairman, The Glenview Trust Company (trust and investment management services); Director, Providian Financial Corporation (Audit Committee Chairman) and Yum! Brands, Inc. (Audit Committee Chairman); Chairman, Board of Trustees, Centre College	215,900		1.62%
Seth W. Hancock 54 Director since 1973	Partner and Manager, Claiborne Farm, Ltd. and President, Hancock Farms, LLC (Thoroughbred breeding and farming); Vice President and Director, Clay Ward Agency, LLC (equine insurance); Director, Hopewell Company and Keeneland Association	290,650		2.18%
Thomas H. Meeker 60 Director since 1995;	President and Chief Executive Officer Since 1984 President and Chief Executive Officer of the Company; Director, PNC Bank, Kentucky, Inc., National Thoroughbred Racing Association; Member, Board of Trustees, Centre College	307,485	(6)	2.31%

Susan Elizabeth Packard 49 Director since 2004	President, Affiliated Sales and International Development, Scripps Networks (media sales and development); former President, Scripps Networks New Ventures (media distribution and development); former Chief Operating Officer, Home & Garden Television (HGTV) Network (television network); Director, YMCA of East Tennessee (Secretary), Columbus Home (Knoxville), Women in Cable and Telecommunications Foundation, Scripps Howard Foundation and National Cable Television Center and Museum	0	*

*
Less than 0.1%.

(1)
Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

(3)
No director shares voting or investment power of his or her beneficially owned shares, except Messrs, Hancock and Meeker share with others the voting and investment power with respect to 212,650 and 26,908 shares, respectively; Craig J. Duchossois and Richard L. Duchossois share voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc. Messrs. Richard L. Duchossois and Craig J. Duchossois specifically disclaim beneficial ownership of 3,150,000 shares owned by Duchossois Industries, Inc. and disclaim the additional amount of up to 1,250,000 shares which may be issued to Duchossois Industries, Inc, in the future, subject to the occurrence of certain events as specified in the Merger Agreement. See "Continuing Directors" below.

(4)
Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Craig J. Duchossois.

(5)
Mr. Richard L. Duchossois, who is older than 70 years, the age at which a director cannot stand for re-election, may be elected to the Board as a person which Duchossois Industries, Inc., has a right to designate as director according to the terms of the Stockholder's Agreement with the Company in connection with the Arlington merger. The terms of the Stockholder's Agreement control in the event of a conflict with other documents.

(6)
Includes 266,607 shares issuable under currently exercisable options following the exercise of 10,001 options in March 2004.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

Continuing Directors

        The following table sets forth information relating to the Class I and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such Directors.

		Common Stock of the Company Beneficially Owned as of April 21, 2004(3)
Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)	Amount	% of Class
	Class III — Terms Expiring in 2005
Charles W. Bidwill, Jr. 75 Director since 1982	Director Emeritus, National Jockey Club (operator of Sportsman's Park Racetrack); Director, Orange Park Kennel Club, Associated Outdoor Clubs (Tampa Greyhound Track), Jacksonville Kennel Club (Executive Committee), and Big Shoulders Fund, Archdiocese of Chicago	451,680	3.40%
Robert L. Fealy 52 Director since 2000	Chief Financial Officer and Director, Duchossois Industries, Inc. (private holding company with diversified business interests); Chief Financial Officer and Director, The Chamberlain Group, Inc. (access control devices); Vice President, Thrall Car Management Co., Inc. (investments); Managing Partner, Duchossois TECnology Partners, LLC (venture capital); Director, Pella Corporation, New Asia Bancorp, Brivo Systems, Inc., Illinois Venture Capital Association and Aura Communications, Inc.	0	*
Daniel P. Harrington 48 Director since 1998	President and Chief Executive Officer, HTV Industries, Inc. (private holding company with diversified business interests); Former Chairman and President, Ellis Park Race Course, Inc. (1993 to April 1998); Director, Biopure Corporation (Audit Committee), Portec Rail Products, Inc., First Guaranty Bank; Trustee, The Veale Foundation	233,300	1.75%
Carl F. Pollard 65 Director since 1985; Chairman since 2001	Owner, Hermitage Farm since 1995 (Thoroughbred breeding); Director, Breeders' Cup Limited, Kentucky Derby Museum Corporation (Executive Committee) and DNP Select Income Fund, Inc. (Audit Committee)	163,080	1.22%
Darrell R. Wells 61 Director since 1985	General Partner, Security Management Company (investments); Director, First Security Trust Company, Commonwealth Bancshares, Citizens Financial Corporation, Commonwealth Bank & Trust Company, Jundt Growth Fund (Chairman, Audit Committee), First Security Bank, American Printing House and Louisville Youth Training Center	447,890	3.37%

Class I—Term Expiring in 2006(4)
Leonard S. Coleman, Jr. 55 Director since 2001	Senior Advisor, Major League Baseball; Director, The Omnicom Group, Aramark Corp., New Jersey Resources, Electronic Arts, Inc., Cendant Corp., and H. J. Heinz Co.; Chairman, The Jackie Robinson Foundation; Director, Children's Defense Fund, Metropolitan Opera, The Schuman Fund and Village of Waterloo; Former Chairman, ARENACO, Inc. (subsidiary of New York Yankees/New Jersey Nets)	500	*
Craig J. Duchossois 59 Director since 2000(4)	Chief Executive Officer, Duchossois Industries, Inc. (private holding company with diversified business interests); Chairman, The Chamberlain Group, Inc. (access control devices); Chairman, Thrall Car Management Co., Inc. (investments); Director, Trinity Industries, Inc., Bissell, Inc., LaSalle National Bank, Culver Educational Foundation, University of Chicago, University of Chicago Hospitals and Illinois Institute of Technology	3,150,000	23.71%
G. Watts Humphrey, Jr. 59 Director since 1995
	President, GWH Holdings, Inc. (private investment company); Chief Executive Officer, IPEG (international plastics machinery equipment company) and Centria (manufacturer and erector of metal building systems); Owner, Shawnee Farm (Thoroughbred breeding and racing operation); Vice President and Treasurer, Breeders' Cup Limited; Chairman Breeders' Cup Limited (Executive Committee); Vice- Chair, The Blood Horse, Inc.; Steward, The Jockey Club; Director, American Horse Council, Keeneland Association, Shakertown at Pleasant Hill, Kentucky, Inc., and Smithfield Trust Company; Trustee, Centre College and University of Pittsburgh	51,000	..38%
Dennis D. Swanson 66 Director since 1996	Executive Vice President and Chief Operating Officer, Viacom Television Stations Group (television stations); Co-Chairman, NBC Olympics (1998-2002); Chairman and Chief Executive Officer, National Television Academy; Chairman, Foundation for Minority Interests in Media, Inc., and Emma Brown Foundation; Board Member, University of Illinois Foundation	1,000	*

Directors Emeriti (5)(6)
Catesby W. Clay 80 Director from 1953 to 1998; Director Emeritus since 1998	Chairman Emeritus, Kentucky River Coal Corporation (Coal land lessor); President, Runnymede Farm, Inc. (Thoroughbred breeding); Director, Kent-Mar Corp., KRCC Oil & Gas Co., Inc., University of Kentucky Mining Engineering Foundation; Director and President, Foundation for Drug-Free Youth	66,580	..50%
Louis J. Herrmann, Jr. 84 Director from 1968 to 1994; Secretary-Treasurer from 1985 to 1986; Director Emeritus since 1994	Owner, Louis Herrmann Auto Consultant Incorporated (automobile sales); Director, Southeastern Financial Services, Inc.	75,775	..57%
Frank B. Hower, Jr. 75 Director since 1979; Director Emeritus since 2004	Retired; Former Chairman and Chief Executive Officer, Liberty National Bancorp, Inc., Liberty National Bank & Trust Company of Louisville; Director, American Life and Accident Insurance Company and Hardscuffle, Inc.; Member, Board of Trustees, J. Graham Brown Foundation	2,200	*
Stanley F. Hugenberg, Jr. 86 Director from 1982 to 1992; Director Emeritus since 1992	President, Jackantom Sales Company (manufacturers' representative); Member, Board of Trustees, J. Graham Brown Foundation	7,340	*
Arthur B. Modell 78 Director from 1985 to 2000; Director Emeritus since 2000	Owner and Chief Executive Officer, Baltimore Ravens Football Company, Inc. (professional football team); President, Baltimore Ravens Football Company, Inc. (until 1999)	12,000	*

*
Less than 0.1%

(1)
Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

(3)
No director shares voting or investment power of his or her beneficially owned shares, except Messrs. Richard L. Duchossois and Craig J. Duchossois share voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc.; Mr. Clay shares with others the voting and investment power with respect to 54,580 shares; Mr. Wells shares voting and investment power with respect to 452,890 shares; Mr. Harrington shares voting and investment power with respect to 233,300 shares; Mr. Pollard shares voting and investment power with respect to 29,000 shares owned by The C. F. Pollard Foundation, Inc., a 501(c)(3) corporation in which Mr. Pollard has no pecuniary interest; and Mr. Bidwill shares voting and investment power with respect to 15,000 held by PSCB Corp Profit Sharing Plan and Trust. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by the Agnes Clay Pringle Trust of which he is a trustee; Messrs. Richard L. Duchossois and Craig J. Duchossois specifically disclaim beneficial ownership of 3,150,000 shares owned by Duchossois Industries, Inc. and disclaim the additional amount of up to 1,250,000 shares which may be issued to Duchossois

  Industries, Inc, in the future, subject to the occurrence of certain events as specified in the Merger Agreement; Mr. Wells specifically disclaims beneficial ownership of 39,800 shares held by the Wells Foundation, Inc., of which he is a trustee and of 258,460 shares held by The Wells Family Partnership, of which he is the Managing General Partner; Mr. Harrington specifically disclaims beneficial ownership of 233,300 shares held by TVI Corp.

(4)
Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Craig J. Duchossois.

(5)
Directors Emeriti are available for counsel, but do not attend meetings of the Board of Directors and do not vote on matters presented to the Board. Prior to September 2000, the Bylaws provided that once a director is 72 years of age, he or she could not stand for re-election but assumed Director Emeritus status as of the annual meeting following his or her current term of service as a director. The Chairman of the Board could continue to serve as a director notwithstanding this provision. The Board of Directors amended the Bylaws in 2000 to eliminate the age limitation on election as a director. In 2002, the Board of Directors amended the Bylaws to require that once a director is 70 years of age, he or she cannot stand for re-election but assumes Director Emeritus status upon the expiration of his or her current term following the date on which he or she is no longer qualified for election due to age.

(6)
Mr. William T. Young, a Director Emeritus of the Company, passed away on January 12, 2004.

Compensation and Committees of the Board of Directors

        Four (4) meetings of the Board of Directors were held during the last fiscal year. During 2003, directors, other than Directors Emeriti, were paid $750 for each meeting of the Board of Directors that they attended. Directors were paid $750 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Directors, other than Directors Emeriti, received a retainer of $6,000 for 2003 and Directors who served as committee chairmen received an additional $2,000 for a total retainer of $8,000 for 2003. The Chairman of the Board of Directors received an additional $5,000 for a total retainer of $11,000 for 2003.

        The Company currently has four (4) standing committees: the Executive, Audit, Compensation, and the Nominating and Governance Committees. The Strategic Planning Committee was dissolved by the Board of Directors in March 2004. No Director Emeritus serves on any Board committee.

Executive Committee

        The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are as follows:

January 2003 to March 2004	Since March 2004
J. David Grissom, Chairman	J. David Grissom, Chairman
Charles W. Bidwill, Jr.	Robert L. Fealy
Richard L. Duchossois	G. Watts Humphrey, Jr.
Thomas H. Meeker	Carl F. Pollard
Carl F. Pollard

        Fourteen (14) meetings of the Executive Committee were held during the last fiscal year.

Audit Committee

        The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. The members of the Audit Committee meet the independence requirements of the National Association of Securities Dealers listing standards. The members of the Audit Committee are as follows:

January 2003 to March 2004	Since March 2004
Darrell R. Wells, Chairman	Darrell R. Wells, Chairman
Leonard S. Coleman, Jr.	Leonard S. Coleman, Jr.
Robert L. Fealy	Daniel P. Harrington
Daniel P. Harrington

        Five (5) meetings of the Audit Committee were held during the last fiscal year.

        The Board of Directors has determined that Darrell R. Wells, who is independent as defined under NASDAQ Rule 4200(a)(15) and rules promulgated by the Securities and Exchange Commission, possesses the attributes of, and therefore shall serve as, an audit committee financial expert as defined by regulations promulgated by the Securities and Exchange Commission.

        The Company's Board of Directors has determined that all members of the Company's Audit Committee are independent as defined under NASDAQ Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Commission.

Compensation Committee

        The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan, any restricted stock plan, any long-term compensation plan and any employee stock purchase plan, and reviews and approves the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two (2) directors who are not officers or employees of the Company or any of its subsidiaries. At this time, the Compensation Committee includes three (3) independent Directors who are "Non-employee Directors" as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934. All members of the Compensation Committee are "independent directors" as defined by the NASDAQ listing requirements. The members of the Compensation Committee are as follows:

January to September 2003	Since September 2003
Craig J. Duchossois, Chairman	Craig J. Duchossois, Chairman
G. Watts Humphrey	Leonard S. Coleman, Jr.
Dennis D. Swanson	G. Watts Humphrey
Darrell R. Wells	Dennis D. Swanson
Darrell R. Wells

        Three (3) meetings of the Compensation Committee were held during the last fiscal year.

Strategic Planning Committee

        The Strategic Planning Committee was responsible for planning the objectives and direction for the Company's strategic goals and development activities. The Strategic Planning Committee was dissolved by the Board of Directors in March 2004. The members of the Strategic Planning Committee, whose membership expired in March 2004 when the Committee was dissolved, were as follows:

G. Watts Humphrey, Jr., Chairman
Robert L. Fealy
J. David Grissom
Thomas H. Meeker
Carl F. Pollard

        Five (5) meetings of the Strategic Planning Committee were held during the last fiscal year.

Nominating and Governance Committee

        The Company's Executive Committee, acting as the Nominating and Governance Committee, is responsible for establishing the criteria for and reviewing the effectiveness of the Company's Board of Directors. In addition, the Nominating and Governance Committee provides oversight with regard to the Company's programs for dealing with business ethics and other governance issues.

        This Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board to identify skill sets and qualifications which are represented in order to determine which ones are needed. In addition, the Committee reviews the Company's Strategic Plan to determine its needs with regard to Board composition. The Committee sometimes employs an outside consultant to identify nominees with the skill sets, experience and backgrounds which suit the Company's needs.

        A candidate for the Company's Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company's various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); diversity in race and gender; number of boards on which the individual serves; and the general variety of backgrounds represented on the Board.

        The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 700 Central Avenue, Louisville, Kentucky 40208. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Company's Board of Directors.

        The charter of the Nominating and Governance Committee is available on the Company's website at www.churchilldowns.com. The members of the Nominating and Governance Committee, each of whom is independent as defined by the NASDAQ listing standards, are as follows:

J. David Grissom, Chairman
Robert L. Fealy
G. Watts Humphrey, Jr.
Carl F. Pollard

        The Committee, which was established in 2004, did not hold any meetings during the last fiscal year.

        Shareholders may send communications to the Company's Board of Directors addressed to the Board of Directors c/o Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky 40208. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

        The Board has determined that the following directors of the Company are not "independent directors", as defined under NASDAQ Rule 4200: Charles W. Bidwill, Jr.; Richard L. Duchossois; and Thomas H. Meeker.

        All directors serving as Class I, II or III directors, except Mr. Hancock, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committee on which they served. The Company encourages its directors to attend the Annual Meeting each year. All directors serving as Class I, II or III directors attended the Company's Annual Meeting held on June 19, 2003.

Proposal To Approve the Churchill Downs Incorporated
2004 Restricted Stock Plan
(Proposal No. 2)

        On November 13, 2003, the Board of Directors adopted the Churchill Downs Incorporated 2004 Restricted Stock Plan (the "Restricted Stock Plan"), subject to approval by the Company's shareholders. The purpose of the Restricted Stock Plan is to aid the Company and its subsidiaries in securing and retaining directors and key employees of outstanding ability and to provide additional motivation to such directors and employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest that such directors and employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Common Stock.

        Also, on November 13, 2003, the Board of Directors terminated the Churchill Downs Incorporated 2003 Stock Option Plan (the "2003 Option Plan"), subject to and effective as of the date of approval of the Restricted Stock Plan by the shareholders at the Annual Meeting. As of April 21, 2004, there were stock options granted under the 2003 Option Plan covering 11,200 shares of Common Stock held by 3 persons and 440,271 shares of Common Stock available for future awards under the 2003 Option Plan. Awards issued under the 2003 Option Plan prior to its termination will be unaffected by such termination. No awards have been made under the Restricted Stock Plan.

        The Restricted Stock Plan will not become effective unless approved by the holders of record of a majority of the shares of the Common Stock present in person or represented by proxy and voting at the Annual Meeting.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE RESTRICTED STOCK PLAN.

        The following constitutes a brief discussion of the material features of the Restricted Stock Plan and is qualified in its entirety by reference to the copy of the Restricted Stock Plan which is attached as Exhibit A to this Proxy Statement. The Restricted Stock Plan permits the award of Common Stock to directors and key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries. Effective upon the election of directors at the Annual Meeting, the Company will have fourteen directors. As of April 1, 2004, the Company had approximately 1200 full-time employees.

        The Restricted Stock Plan will be administered by a committee of not fewer than two members of the Compensation Committee of the Board of Directors (or such other committee as the Board of Directors may designate), who are "non-employee directors" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). Members of the Committee will be eligible to receive awards under the Restricted Stock Plan. The Committee selects the directors and employees who will be granted awards under the Restricted Stock Plan and determines the number and provisions of the shares to be awarded and the restrictions and other terms and conditions applicable to each award. Interpretations by the Committee of provisions of the Restricted Stock Plan are final, binding and conclusive, and the Committee's determinations with respect to awards and its selection of eligible directors and employees to whom such awards are made need not be uniform and may be made selectively.

        Up to 195,000 shares of Common Stock will be reserved and set aside out of the Company's authorized but unissued shares of Common Stock for issuance under the Restricted Stock Plan (representing 1.46% of the total number of shares outstanding on April 21, 2004). Currently, 451,471 shares are reserved for issuance under the 2003 Option Plan, but upon approval of the Restricted Stock Plan, the 2003 Option Plan will be terminated. The shares to be issued under the Restricted Stock Plan will be currently authorized but unissued shares of Common Stock and will carry all rights of ownership attributable to Common Stock, including the right to vote the shares, receive dividends and purchase securities under that certain Rights Agreement, dated as of March 19, 1998, between the Company and The Fifth Third Bank (as successor Rights Agent to Bank of Louisville), as amended, and as the same may be amended, modified or supplemented from time to time. If the outstanding Common Stock subject to the Restricted Stock Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporation reorganization, an appropriate adjustment will be made in the number and kind of shares that have been awarded pursuant to the Restricted Stock Plan and are subject to restrictions imposed by the Restricted Stock Plan and that may thereafter be awarded under the Restricted Stock Plan. The Restricted Stock Plan will terminate on January 1, 2014, unless sooner terminated by the Committee. The Committee may also suspend the Restricted Stock Plan at any time prior to January 1, 2014.

        Each award granted under the Restricted Stock Plan will be evidenced by an agreement that will impose certain conditions and restrictions upon the Common Stock awarded, which conditions and restrictions will remain in effect for a period of not less than six months nor more than ten years, as specified by the Committee (the "Restriction Period"). Such conditions and restrictions may include, among other things, provisions allowing the Company to withhold taxes from any awards granted and covenants prohibiting award recipients from competing with the business of the Company and its subsidiaries during the recipient's employment with the Company or service as a director and a reasonable time thereafter.

        The Common Stock awarded under the Restricted Stock Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. In the event that a recipient of an award under the Restricted Stock Plan retires at or after the age of sixty, becomes permanently and totally disabled or dies, the Restriction Period will lapse; except that no restrictions shall lapse less than six months from the date of the award upon the occurrence of any such events. Notwithstanding the term of the Restriction Period, the restrictions will lapse in the event that the Company undergoes a "change in control" as defined in the Restricted Stock Plan. In addition, the Committee may in its sole discretion establish terms and conditions to accelerate the termination of the Restriction Period. Finally, a recipient who is an employee of the Company or its subsidiaries must remain so employed during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to the restrictions. Shares that are forfeited as a result of a participant's termination of employment or service as a director or withheld to satisfy applicable tax requirements will again become available for award under the Restricted Stock Plan.

        In addition to an award of Common Stock under the Restricted Stock Plan, in the sole and exclusive discretion of the Committee, the Company may make a cash payment or payments in connection with an award of Common Stock, the lapse of restrictions or the payment by the recipient of any taxes related to an award.

        The Committee may amend the Restricted Stock Plan at any time; provided, however, that without the further approval of the Board of Directors no such amendment shall: (i) increase the maximum number of shares reserved for purposes of the Restricted Stock Plan except in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporation reorganization; (ii) extend the duration of the Restricted Stock Plan; (iii) materially increase the benefits accruing to participants under the Restricted Stock Plan; (iv) modify the eligibility requirements of the Restricted Stock Plan; or (v) impair the rights of any participant during the Restriction Period without such participant's consent. Amendments to the Restricted Stock Plan may be subject to approval by the shareholders of the Company pursuant to applicable federal or state securities laws or rules adopted by NASDAQ or any other stock exchange on which shares of the Common Stock may be listed from time to time.

        A recipient who has been granted a restricted stock award under the Restricted Stock Plan will not realize taxable income at the time of the award and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Common Stock subject to an award, the recipient will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding tax deduction. Gains or losses realized by the recipient upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Any dividends paid to the recipient during the Restriction Period will also be compensation income to the recipient and the Company will be entitled to a corresponding tax deduction. A recipient may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of a grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If the recipient makes this election, the Company will be entitled to a corresponding tax deduction.

        Any acceleration of the vesting or payment of awards under the Restricted Stock Plan in the event of a change in control of the Company may cause part or all of the change in control benefits involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the recipient of the award to a 20% excise tax and preclude a tax deduction by the Company.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO ADOPT THE CHURCHILL DOWNS INCORPORATED 2004 RESTRICTED STOCK PLAN.

Proposed Amendment of the Churchill Downs Incorporated
2000 Employee Stock Purchase Plan To Add 100,000 Shares of Common Stock By
Increasing the Number of Shares
of Common Stock Available For Issuance Under the
Plan from 68,581 to 168,581
(Proposal No. 3)

        On March 16, 2000, the Board of Directors adopted the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the "2000 Stock Purchase Plan") and submitted the Plan to the shareholders at the Annual Meeting on June 22, 2000, where it was approved so that the Plan became effective on August 1, 2000. The 2000 Stock Purchase Plan provides employees of the Company with the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock on a payroll or other compensation deduction basis. The purpose of the 2000 Stock Purchase Plan is to give the

Company's employees a strong incentive to work for its continued success by providing them with a convenient means for regular and systematic purchases of Common Stock. The 2000 Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

        On March 11, 2004, the Board of Directors adopted a proposal to amend the 2000 Stock Purchase Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder from 68,581 to 168,581 shares, subject to shareholder approval at the Annual Meeting. In 2003, an aggregate number of 12,844 shares of Common Stock were purchased by 282 employees participating in the Plan. As of April 21, 2004, there were only 18,140 shares of Common Stock remaining available for issuance under the Plan. The proposed amendment is expected to provide a sufficient number of additional shares for purchase under the Plan through 2010, assuming a slight increase in level of participation through that time period.

        At the Annual Meeting, the shareholders will be asked to approve this amendment of the 2000 Stock Purchase Plan. Approval of the amendment to the 2000 Stock Purchase Plan by the Company's shareholders is required under the terms of the Plan. This amendment will not become effective unless approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy and voting at the meeting.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO AMEND THE 2000 STOCK PURCHASE PLAN.

        The following constitutes a brief description of the material features of the 2000 Stock Purchase Plan and is qualified in its entirety by reference to the copy of the 2000 Stock Purchase Plan, as proposed to be amended, which is attached as Exhibit B to this Proxy Statement.

        All employees of the Company will be eligible to participate in the 2000 Stock Purchase Plan upon satisfying certain eligibility requirements set forth in the 2000 Stock Purchase Plan, including being employed by the Company for at least one (1) year. The Company employed approximately 1,800 persons as of April 21, 2004 who would be eligible to participate in the Plan.

        On each annual purchase date under the 2000 Stock Purchase Plan, each participant will be deemed to have purchased, without any further action, the number of whole shares of Common Stock determined by dividing the funds in the participant's stock purchase account by the applicable purchase price. The purchase price for shares of Common Stock on any purchase date will be equal to 85% of the lower of the fair market value per share of the Common Stock on the first or last business day of the applicable purchase period. In order to participate in the 2000 Stock Purchase Plan, a participant must voluntarily file with the Company a form authorizing regular payroll deductions to be held in the participant's stock purchase account. A participant may withdraw at any time from the 2000 Stock Purchase Plan in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the 2000 Stock Purchase Plan may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

        No employee may purchase more than 500 shares or $25,000 in fair market value of the stock in any year under the 2000 Stock Purchase Plan and all other stock purchase plans of the Company. No employee may purchase Common Stock under the 2000 Stock Purchase Plan if such employee, immediately after a right to purchase is granted to such employee, would own, directly or indirectly, within the meaning of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company.

        The Common Stock to be issued and sold under the 2000 Stock Purchase Plan may be authorized but previously unissued shares or shares purchased by the Company. The aggregate number of shares of

Common Stock to be sold under the 2000 Stock Purchase Plan will not exceed 168,581 shares, subject to adjustment in the event of stock dividends, stock splits or other changes in the Company's capitalization.

        The 2000 Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt such rules and regulations for carrying out the 2000 Stock Purchase Plan as it may deem proper and in the best interests of the Company. The Compensation Committee may amend the 2000 Stock Purchase Plan from time to time, except no amendment may be made without shareholder approval if its effect would be to cause the 2000 Stock Purchase Plan to [i] increase the number of shares reserved for issuance under the 2000 Stock Purchase Plan or [ii] alter the eligibility criteria for participation in the 2000 Stock Purchase Plan. The 2000 Stock Purchase Plan shall automatically terminate at the date on which the maximum number of shares of Common Stock have been sold.

        The 2000 Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any employee at the time of his or her election to participate in the 2000 Stock Purchase Plan or when shares are purchased. However, the current position of the IRS is that the difference between the fair market value of the shares on the date of purchase and the purchase price paid by the participant is considered taxable wages subject to federal employment taxes. Upon disposition of the shares, the employee will be subject to tax and the amount of tax will depend upon the holding period of the shares. If shares are disposed of by the employee more than two (2) years after the date on which the option to purchase the shares was granted (the first day of the applicable purchase period) and one (1) year after the date on which the shares were purchased, or the employee dies while owning the shares, the lesser of (a) the excess of the fair market value of the shares at the time the option to purchase the shares was granted over the employee's purchase price or (b) the excess of the fair market value of the shares at the time of such shares' disposition or death over the employee's purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee's purchase price will be treated as ordinary income, and any further gain will be treated as a capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is not entitled to deductions for amounts taxed as ordinary income to the employees except to the extent of ordinary income reported by employees upon disposition of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase.

        The foregoing is only a summary of the effects of the federal income taxation upon the employee and the Company with respect to the shares purchased under the 2000 Stock Purchase Plan and does not purport to be complete. The foregoing does not discuss income tax laws of any municipality, state, or foreign country in which an employee may reside.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN TO ADD 100,000 SHARES OF COMMON STOCK BY INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 68,581 to 168,581.

CHURCHILL DOWNS INCORPORATED 2000
EMPLOYEE STOCK PURCHASE PLAN

Name and Position	Dollar Value ($)(1)	Number of Units(2)
Thomas H. Meeker Director; President and Chief Executive Officer	$2,790	500
Frederick M. Baedeker, Jr. President, Churchill Downs California Company	0	0
C. Kenneth Dunn President, Calder Race Course, Inc. and Tropical Park, Inc.	0	0
John R. Long(3) Executive Vice President and Chief Operating Officer; President, Churchill Downs Management Company	$2,382	427
Steven P. Sexton President, Churchill Downs Racetrack	0	0
Alexander M. Waldrop Senior Vice President, Public Affairs	0	0
Executive Officers Group(4)	$2,767	496
Non-Executive Officer, Employee Group(5)	$63,729	11,421

(1)
The fair market value of the shares of Company stock purchased through the Churchill Downs 2000 Employee Stock Purchase Plan ("Plan") on the last business day of the purchase period, July 31, 2003, was $37.28 and the price for making purchases under the Plan, calculating the discount allowed for participants in the Plan, was $31.70, which provided a discount value of $5.58 per share for each share purchased pursuant to the Plan.

(2)
Number of shares purchased through the Plan in 2003.

(3)
Although Mr. Long was not serving as an executive officer of the Company at the end of 2003, he was a named executive officer in 2003.

(4)
Includes four (4) executive officers other than the named executive officers who participated in the Plan in 2003. The number of shares indicated as being purchased is the aggregate number purchased by this group and the value indicated is the aggregate value to this group.

(5)
Includes 276 employees who are not executive officers and who participated in the Plan in 2003. The number of shares indicated as being purchased is the aggregate number purchased by this group and the value indicated is the aggregate value to this group.

Equity Compensation Plan Information(1)

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	881,586	(3)(4)	$26.94	467,111	(5)
Equity compensation plans not approved by security holders	-0-		-0-	-0-
Total	881,586		$26.94	467,111

(1)
This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans.

(2)
The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan ("Stock Purchase Plan"), the Churchill Downs Incorporated 1993 Stock Option Plan ("1993 Plan"), the Churchill Downs Incorporated 1997 Stock Option Plan ("1997 Plan") and the Churchill Downs Incorporated 2003 Stock Option Plan ("2003 Plan"). The 1993 Plan, the 1997 Plan and the 2003 Plan each allow one- to three-year option vesting periods and all Plans require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances.

(3)
Of this total, 254,816 shares of Common Stock of the Company will be issued upon the exercise of outstanding options granted under the 1993 Plan, 624,270 shares of Common Stock of the Company will be issued upon the exercise of outstanding options granted under the 1997 Plan and 2,500 shares of Common Stock of the Company will be issued upon the exercise of outstanding options under the 2003 Plan.

(4)
Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company's securities to be issued upon exercise existed at fiscal year's end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)
Of this total, as of December 31, 2003, 0 shares of Common Stock of the Company remained available for future issuance under the 1993 Plan because that Plan has expired, 0 shares of Common Stock of the Company remained available for future issuance under the 1997 Plan because that Plan was suspended, 448,971 remained available for future issuance under the 2003 Plan and 18,140 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan.

Proposal to Approve the Performance
Goals and Payment of Compensation Under the Non-Qualified Stock Options
Granted to Thomas H. Meeker under the Stock Option Agreements.
(Proposal No. 4)

        The Board of Directors adopted the Churchill Downs Incorporated 1993 Stock Option Plan (the "1993 Plan") on November 18, 1993, and submitted the 1993 Plan to the shareholders at the Annual Meeting on June 16, 1994, where it was approved so that the 1993 Plan became effective on November 18, 1993. The Board of Directors adopted the Churchill Downs Incorporated 1997 Stock Option Plan (the "1997 Plan") on November 20, 1997, and submitted the 1997 Plan to the shareholders at the Annual Meeting on June 18, 1998, where it was approved so that the 1997 Plan became effective on November 20, 1997. Under both the 1993 Plan and the 1997 Plan (the "Plans"), the Compensation Committee of the Board of Directors was authorized to administer the Plans and to make grants of options under the Plans. Under the respective Plans, the Compensation Committee has granted the following non-qualified options to Thomas H. Meeker:

Grant Date	Expiration Date	# of Options(1)	Option Price	Gain on Total Exercise(2)
12/29/1995	12/29/2005	3,651	$15.75	$84,082.53
6/1/1996	6/1/2006	5,194	$19.25	$101,438.82
6/1/1996	6/1/2006	96,206	$19.25	$1,878,903.18
6/1/1996	6/1/2006	7,806	$19.25	$152,451.18
12/18/1996	12/18/2006	5,714	$17.50	$121,593.92
12/18/1996	12/18/2006	7,286	$17.50	$155,046.08
11/20/1997	11/19/2007	13,902	$21.50	$240,226.56
11/20/1997	11/19/2007	11,448	$21.50	$197,821.44
11/18/1998	11/17/2008	15,002	$32.50	$94,212.56
11/17/1999	11/16/2009	35,581	$22.63	$574,811.06
TOTAL				$3,600,587.33

(1)
Mr. Meeker holds other stock options granted by the Compensation Committee and not shown that are not affected by this proposal

(2)
Unrealized gain is the assumed difference between the exercise price of the option and the value of the stock at exercise. Closing price of the Corporation's common stock on 3/31/2004: $38.78

        Under current U. S. tax law, when an employee exercises a non-qualified stock option, the employee incurs compensation in the amount of the difference between the exercise price and the fair market value of the shares received on exercise. The Company receives a tax deduction in a corresponding amount. Compensation that is performance based, as that term is defined in Code §162(m), is not subject to any limitation on its deductibility. Otherwise, the deduction of compensation which is not performance based is limited to $1,000,000 in any tax year in the case of a corporation's top executive officers. The non-qualified options issued to Mr. Meeker are performance based compensation under Code §162(m) because the exercise price of each of the options is the fair market value of the Company's common stock on the date each option was granted and any compensation resulting from the exercise of the options is solely determined by the increase in the Company's common stock after the date of grant. As a final step to qualifying as performance based compensation under Code §162(m) and allowing the Company an unlimited deduction in a corresponding amount, the performance goal and the payment upon exercise of the options must be approved by Company's shareholders prior to Mr. Meeker's receipt of any stock upon exercise of the options. Shareholder approval at the time a stock option plan is adopted satisfies this requirement for any options subsequently issued under such plan when the plan contains a limit on the number of options that may be granted to any individual under the plan. Otherwise, shareholder approval may be obtained prior to the payment of stock upon exercise of the particular options. Because the Plans contain an aggregate limit on the number of options that may be granted under Plans, but do not contain a limit on the number of options that can be granted to any individual, shareholder approval of the payment under the particular grants to Mr. Meeker is being sought to complete the qualification of the non-qualified options as performance based compensation under Code §162(m).

        The grant of each non-qualified option was made pursuant to the following individual stock option agreements between the Company and Mr. Meeker: Stock Option Agreement dated December 29, 1995; Stock Option Agreement dated June 1, 1996 (two agreements); Stock Option Agreement dated December 18, 1996; Stock Option Agreement dated November 20 1997 (two agreements); Stock Option Agreement dated November 18, 1998 (revised); and Stock Option Agreement dated November 17, 1999 (the "Stock Option Agreements"). The maximum number of shares which Mr. Meeker can receive upon exercise at any time during the term of the non-qualified stock options, and the value of those shares based upon the closing price of the Company's common stock on March 31, 2004, is set forth in the table above. To the extent that the price of the Company's stock increases subsequent to March 31, 2004, the value of the shares subject to exercise will likewise increase. By their terms, the non-qualified options are not exercisable to the extent that exercise would result in compensation not deductible by the Company under Code §162(m), and at Mr. Meeker's present level of compensation, most of the options are therefore not currently exercisable. Options that are not exercisable as a result of this exercise restriction are nevertheless subject to expiration pursuant to the terms of the Stock Option Agreements, and thus may never become exercisable.

        At the Annual Meeting, shareholders will be asked to approve the payment of compensation to Mr. Meeker under the terms of the non-qualified stock options granted to Mr. Meeker as set forth in the table above, to the extent that such compensation in any tax year, together with any other compensation paid to him, exceeds $1,000,000, where the performance goal in each case is the increase in the Company's stock price following the date of the respective option grants. A vote in favor of this proposal will result in [1] the compensation receivable under the non-qualified options qualifying as performance-based compensation under Code §162(m), [2] the availability to the Company of a tax deduction in the amount of the compensation received by Mr. Meeker upon exercise of the non-qualified options and [3] the exercise of the options not being limited under the Stock Option Agreements because deductibility would no longer be limited under Code §162(m). A vote against the proposal will result in the non-qualified options remaining unexercisable to the extent such compensation and other compensation exceeds the Code §162(m) limit in any tax year. A vote in favor of the proposal requires an affirmative vote of a majority of the shares casting votes in favor or opposed to the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PERFORMANCE GOAL AND PAYMENT OF COMPENSATION UNDER THE NON-QUALIFIED STOCK OPTIONS GRANTED TO THOMAS H. MEEKER UNDER THE STOCK OPTION AGREEMENTS TO THE EXTENT THAT IN ANY TAX YEAR SUCH COMPENSATION, TOGETHER WITH ANY OTHER COMPENSATION PAID TO HIM, WOULD OTHERWISE EXCEED THE $1,000,000 LIMIT CONTAINED IN INTERNAL REVENUE CODE SECTION 162(M).

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE PERFORMANCE GOAL AND PAYMENT OF COMPENSATION UNDER THE NON-QUALIFIED STOCK OPTIONS GRANTED TO THOMAS H. MEEKER UNDER THE STOCK OPTION AGREEMENTS TO THE EXTENT THAT IN ANY TAX YEAR SUCH COMPENSATION, TOGETHER WITH ANY OTHER COMPENSATION PAID TO HIM, WOULD OTHERWISE EXCEED THE $1,000,000 LIMIT CONTAINED IN INTERNAL REVENUE CODE SECTION 162(M).

Compensation Committee Report on Executive Compensation

        Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Compensation Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

        The Compensation Committee consists of five (5) independent Directors, including three (3) of whom are "Non-employee Directors" as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934. All members of the Compensation Committee are "independent directors" as defined by the NASDAQ listing requirements. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, deferred compensation plans, stock option plans, restricted stock plans, long term compensation plans and stock purchase plans, for the Company as well as the administration of the employment contract of the Company's chief executive officer. The Compensation Committee also reviews compensation data from comparable companies.

Compensation Policies with Respect to Executive Officers

        The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

        The Compensation Committee has structured executive compensation based upon this philosophy. There are four (4) basic elements of the Company's executive compensation program, each determined by individual and corporate performance: (1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP"), (3) stock option grants made under the Company's 1993 Stock Option Plan (the "1993 Option Plan"), and stock option grants and stock appreciation rights under the Company's 1997 Stock Option Plan (the "1997 Option Plan") and the Company's 2003 Stock Option Plan (the 2003 Option Plan") (the 1993 Option Plan, the 1997 Option Plan and the 2003 Option Plan are, collectively, the "Option Plans"), and (4) the Company's Long Term Compensation Plan. Following shareholder approval at the Annual Meeting in

2004, stock option grants made under the Option Plans, will no longer be made; in place of the stock option grants, the Company's third basic element of compensation will be grants of restricted stock under the Company's 2004 Restricted Stock Plan ("Restricted Stock Plan").

Base Salaries

        Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Compensation Committee also takes into account individual experience and performance and issues specific to the Company.

Incentive Compensation Plan

        The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the corporate center or business unit in which the employee works, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. By amendment of the ICP to apply retroactively to 2002, the Compensation Committee, in its calculation of pre-tax earnings, has discretion to exclude or include extraordinary revenues and expenses. The amount of each bonus is then determined by the Company's performance [measured by earnings (computed before taxes but after recognition of awards made under the ICP)], by the performance of the corporate center or business unit in which that employee works and by that employee's performance. For 2003, the officer group as a whole received average ICP payouts of approximately 68.55% of target. The values awarded to the Company's five most highly paid executive officers are shown in the Summary Compensation Table.

Equity Compensation

        The third component of executive compensation in the recent past has been the 1993 Option Plan, the 1997 Option Plan and the 2003 Option Plan. The Compensation Committee believes that the granting of options and stock appreciation rights to officers of the Company, including Mr. Meeker, has operated to further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 2003, three (3) officers were granted, upon being hired by the Company, a total of 4,559 nonqualified stock options and 6,641 incentive stock options. All of these options are exercisable in 2006. Of the total stock options granted in 2003, 8,700 were granted under the 1997 Option Plan and 2,500 were granted under the 2003 Option Plan. The Option Plans provide for cashless exercises through broker's transactions.

        The Compensation Committee believes that the Option Plans have been an integral part of a performance based compensation package because their reward is based upon the Company's long-term performance. The Option Plans have allowed the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

        The Compensation Committee, which believes the Option Plans have served their stated function, is of the opinion that the Restricted Stock Plan will aptly replace the Option Plans as the third basic element of compensation. The Restricted Stock Plan rewards, which are directed at attracting, motivating and retaining employees, are tied to the long-term performance of the Company as well as the plan participant's respective performance. In addition, the Company expects to benefit from the added interest such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

Long-Term Compensation Plan

        The fourth element of executive compensation, the Company's Long Term Compensation Plan (the "LTC Plan"), encourages management to focus on achieving long term financial and strategic goals which are set to align management and shareholder interests by creating a link between compensation and Company performance. The LTC Plan provides compensation for superior performance to attract and retain the necessary leadership talent. Cash payouts under the LTC Plan are based on performance measures which are aligned with shareholder value creation over two-year or three-year periods of time, such as contribution to return on invested capital and earnings per share growth.

Chief Executive Officer Compensation

        Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Compensation Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 2003, Mr. Meeker's annual base salary was set at $450,000. Mr. Meeker's bonus is determined by the Company's performance measured by earnings, as well as specific individual objectives. For 2003, Mr. Meeker was awarded a bonus of $119,532, or 53% of his target bonus opportunity.

Compensation Committee
Craig J. Duchossois, Chairman
Leonard S. Coleman, Jr.
G. Watts Humphrey, Jr.
Dennis D. Swanson
Darrell R. Wells

Compensation Committee Interlocks and Insider Participation

        The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption, except as set forth below under Certain Relationships and Related Transactions.

Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of a peer group index and the NASDAQ Market Index for the period of approximately five (5) fiscal years commencing January 1, 1999 and ending December 31, 2003. The peer group index used by the Company is the Media General Leisure Industry Group index, which is a published industry peer index of companies engaged in the leisure industry. As its broad equity market index, the Company uses the NASDAQ Market Index which measures the performance of stocks listed on the NASDAQ National Market and the NASDAQ Small Cap Market. The graph depicts the result of an investment of $100 in the Company, the NASDAQ Market Index and the Media General Leisure Industry Group index. Because the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Churchill Downs	$100	$70.07	$94.18	$118.49	$123.98	$119.75
Leisure Industry	$100	$100.82	$91.35	$92.81	$83.02	$116.69
NASDAQ	$100	$176.37	$110.86	$88.37	$61.64	$92.68

Executive Compensation

        The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 2003 who were serving as executive officers at the end of 2003, and [iii] John R. Long, who would have been one of the Company's four (4) most highly compensated executive officers if he were serving as an executive officer of the Company at the end of 2003 (collectively the "named executive officers").

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION							LONG-TERM COMPENSATION
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Securities Under- lying Options/ SARS(#)(6)	All Other Compensation (3)
Thomas H. Meeker President, Chief Executive Officer and Director	2003 2002 2001	$450,000 450,000 450,000	(4) (4) (4)	$119,532 191,250 180,000	(4) (4)	$100,000 154,248 290,000	(5)	-0- 36,445 34,404	$28,321 27,198 20,039
Frederick M. Baedeker, Jr. President, Churchill Downs California Company	2003 2002 2001	$269,216 261,495 255,000	(4) (4)	$38,268 98,228 33,469		-0- -0- -0-		-0- 12,063 11,102	$11,644 11,798 13,950
C. Kenneth Dunn President, Calder Race Course, Inc., and Tropical Park, Inc.	2003 2002 2001	$226,012 215,249 209,999	(4) (4) (4)	$52,472 92,034 71,906		-0- -0- -0-		-0- 9,935 9,142	$11,888 9,761 11,245
John R. Long(7) Executive Vice President and Chief Operating Officer; President, Churchill Downs Management Company	2003 2002 2001	$274,495 266,500 260,000	(4)	$41,174 84,828 82,160	(4)	-0- -0- -0-		-0- 18,450 16,979	$14,165 7,210 11,237
Steven P. Sexton President, Churchill Downs Racetrack(8)	2003 2002 2001	$257,500 249,999 146,153	(4) (4)	$73,497 33,633 7,957		-0- -0- -0-		-0- 11,539 18,618	$13,164 10,705 87,706	(9)
Alexander M. Waldrop Senior Vice President, Public Affairs	2003 2002 2001	$232,265 225,500 220,000	(4) (4) (4)	$47,755 54,632 63,525	(4) (4)	-0- -0- -0-		-0- 8,613 9,578	$12,150 12,650 14,877

(1)
In 2001, 2002 and 2003, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation."

(2)
Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the Compensation Committee Report on Executive Compensation above and discussion regarding the Supplemental Benefit Plan below.

(3)
Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:

	Mr. Meeker	Mr. Baedeker	Mr. Long	Mr. Dunn	Mr. Sexton	Mr. Waldrop
2003	$4,412	$1,704	$1,927	$1,342	$936	$968
2002	3,078	1,788	1,822	34	1,710	1,543
2001	7,548	1,780	1,816	34	855	1,539

        Pursuant to the Company's Profit Sharing Plan and Deferred Compensation Plan, the Company matches employees' contributions (which in 2003 were limited under the Profit Sharing Plan to 5% of annual compensation or bi-weekly contributions and matching contributions in excess of such limit were made pursuant to the Deferred Compensation Plan). The Company also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

	Mr. Meeker	Mr. Baedeker	Mr. Long	Mr. Dunn	Mr. Sexton	Mr. Waldrop
2003	$23,909	$9,940	$12,238	$10,546	$12,228	$11,182
2002	24,120	10,010	5,388	9,727	8,995	11,107
2001	12,491	12,170	9,421	11,211	0	13,338
(4)
Includes certain amounts deferred under the Company's Deferred Compensation Plan.

(5)
The accrual for 2002 includes an adjustment to the related reserve to account for changes in assumptions and anticipated compensation levels. Future increases to the reserve, assuming current compensation levels, should not be significant.

(6)
No stock options were granted to any of the named executive officers in 2003.

(7)
Mr. Long was employed by the Company until November 2003 when he resigned his employment with the Company. Consequently, Mr. Long's compensation for 2003 reflects less than twelve months of service.

(8)
Mr. Sexton was employed by the Company in May 2001, and his compensation for 2001 reflects less than twelve months of service.

(9)
Includes moving expenses paid to Mr. Sexton when he joined the Company in 2001.

        The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 2003:

AGGREGATE YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at year end (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at year end ($)(2) Exercisable/ Unexercisable
Thomas H. Meeker	0	0	276,608/70,849	$3,895,304/$296,562
Frederick M. Baedeker, Jr.	10,500	$153,716	9,800/23,165	$79,380/$95,699
C. Kenneth Dunn	7,500	107,998	8,071/19,077	$65,375/$78,804
John R. Long(3)	34,988	293,451	0/0	0/0
Steven P. Sexton	0	0	0/30,157	$0/$129,927
Alexander M. Waldrop	5,000	94,790	47,422/18,191	$654,589/$82,562

(1)
Fair market value of shares underlying options at time of exercise minus the exercise price.

(2)
Closing bid as of the last trading day of 2003 (December 31, 2003) minus the exercise price. The closing bid was $35.85.

(3)
All options granted to Mr. Long which had not vested and therefore were not exercisable as of November 21, 2003, his last day as an employee of the Company, were terminated on that date.

        The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan; [c] 100% of the monthly income option calculated as a 50% joint and survivor annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [d] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a 50% joint and survivor annuity payable on his retirement date. If Mr. Meeker retires at age 59 or later (a) the reduction for Social Security is 50% of the primary insurance amount rather than 100% of that amount; (b) the reduction for the life annuity from the life insurance cash surrender value is eliminated; and (c) the reduction for the life annuity from employee contributions to the Company's Profit Sharing Plan is eliminated. The estimated annual benefit payable at age 65 to Mr. Meeker under the Plan is $295,788. This estimate is based upon the following assumptions: (a) 8% annual earnings under the Company's Profit Sharing Plan; (b) Mr. Meeker's salary remains constant, and (c) the maximum wage base for determining the Social Security offset remains constant.

Employment Agreement and Change in Control Agreement

        Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 2004 includes a base salary of $463,499 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within two (2) years of such "change in control," either termination of Mr. Meeker's employment by the Company without cause or there is a constructive termination, the Company will pay to Mr. Meeker an amount equal to severance benefits which include his base salary over a period of thirty-six (36) months in addition to certain benefits including any pro rata annual bonus for the year in which he was terminated. A "change in control" is defined generally to include the acquisition by an individual, entity or group of 20% or more of the Company's then outstanding voting securities or the combined voting power of the same; an event whereby the incumbent board members cease for any reason to constitute at least a majority of the Board; consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or, under certain circumstances, the acquisition of assets of another entity; or approval by the shareholders of the Company of a compete liquidation or dissolution of the Company.

Certain Relationships and Related Transactions

        During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

        Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission, the Illinois Racing Board, the Indiana Horse Racing Commission, the California Horse Racing Board or the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races

        One or more directors of the Company have an interest in business entities which contract with the Company (including its wholly or partially owned subsidiaries), Hoosier Park, L.P. ("Hoosier Park"), Churchill Downs California Company and Churchill Downs California Fall Operating Company (collectively, "Hollywood Park"), Calder Race Course, Inc., and Tropical Park, Inc. (collectively, "Calder"), Arlington Park Racecourse, LLC ("Arlington Park") and Ellis Park, Inc. ("Ellis Park") (collectively, "Affiliates"), for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

        Mr. Charles W. Bidwill, Jr., a director of the Company, is Director Emeritus and a 14.42% owner of National Jockey Club. In 2003 National Jockey Club and Hawthorne Race Course, Inc., doing business together as Hawthorne National LLC, and the Company and its Affiliates were parties to simulcasting contracts whereby National Jockey Club was granted the right to simulcast the Affiliates' respective races and the Company's races, including the Kentucky Oaks-Grade I race and the Kentucky Derby—Grade I race. In consideration for these rights, National Jockey Club paid to the Company 7.80% of its gross handle on common pool wagers and 9.20% of its gross handle on Illinois separate pool wagers on the Kentucky Oaks—Grade I race and the Kentucky Derby—Grade I race, 3.50% of gross handle on other races simulcast from Churchill Downs and 3.30% of gross handle on simulcast races from Hollywood Park Racetrack. In 2003, National Jockey Club and the Company and its Affiliates were also parties to simulcasting contracts whereby the Company and its Affiliates were granted certain rights to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, the Company and its Affiliates paid to National Jockey Club 3.0% of each track's respective gross handle on the National Jockey Club's simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2003, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

        Mr. Brad M. Kelley, a director of the Company through June 19, 2003, and [8.79]% owner of the Company, is a member and the majority owner (52%) of Kentucky Downs, LLC ("Kentucky Downs"). The Company has a 24% ownership interest in Kentucky Downs, a thoroughbred racing association which also serves as a pari-mutuel off-track betting facility receiving simulcast transmissions of races conducted at the Company's racetracks. In 2003, Kentucky Downs and the Company and its Affiliates were parties to simulcasting contracts whereby Kentucky Downs was granted the right to simulcast the Company's and its Affiliates' respective races. In consideration for these rights with regard to the Company and Ellis Park, Kentucky Downs paid to the Company and to Ellis Park, respectively, the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, with respect to the other Affiliates, Kentucky Downs paid 3.35% of its gross handle on races simulcast from Hollywood Park, 3.00%

of its gross handle on races simulcast from Calder Race Course, and 3.00% on the other races simulcast from Affiliates. In 2003, Kentucky Downs and the Company and its Affiliates, except Hollywood Park, were also parties to simulcasting contracts whereby the Company and its Affiliates were granted the right to simulcast Kentucky Downs' thoroughbred races. In consideration for these rights with regard to the Company and Ellis Park, the Company and Ellis Park, respectively, paid to Kentucky Downs the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, Hoosier Park, Arlington Park and Calder, respectively, paid to Kentucky Downs 3.00% of each track's gross handle on races simulcast from Kentucky Downs. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform within Kentucky and throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2003, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. Kentucky Downs received no extra or special benefit as a result of the Company's relationship with Mr. Kelley.

        On September 8, 2000, Arlington, then a wholly-owned subsidiary of the Company, entered into a lease and option to purchase agreement ("Lease") by which Arlington leases from Duchossois Industries, Inc. approximately 68 acres of real estate adjacent to the racetrack in Arlington Heights, Illinois, for use in Arlington's backside operations. For 2003, Arlington paid $314,516 to Duchossois Industries, Inc., pursuant to the Lease.

        In 2003, Thomas H. Meeker, President and Chief Executive Officer of the Company, repaid his indebtedness to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum (payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

        In 2003, Steven P. Sexton, President of Churchill Downs Racetrack and former President of Arlington Park Racecourse, LLC, repaid his indebtedness to the Company in the principal amount of $300,000, represented by his demand note dated July 6, 2001, bearing interest at 0% interest per annum and payable in full upon Mr. Sexton's resignation of employment; provided, however, this indebtedness was to be forgiven in $60,000 increments each year for five consecutive years beginning in his sixth year of employment. The loan was made in connection with Mr. Sexton's initial employment in May of 2001, pursuant to the terms of which he was granted two loans by the Company, both of which have been repaid, for the purpose of purchasing a house and otherwise for Mr. Sexton's relocation to the Chicago area.

Independent Public Accountants

        On March 11, 2004, the Company's Audit Committee preliminarily selected PricewaterhouseCoopers, LLP ("PwC") to serve as the Company's independent public accountant and auditor for the year ending December 31, 2004. However, the Audit Committee is currently reviewing whether it is in the best interest of the Company to solicit competitive proposals from a number of accounting firms, including PwC, for the current year. If a decision is made to solicit competitive proposals, it is anticipated that the Company will select an independent accountant and auditor from those submitting proposals on or before August 1, 2004. Otherwise, the Company anticipates that it will again select PwC to serve as the Company's independent public accountants and auditors for the year ending December 31, 2004. PwC has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

        Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

        The aggregate fees incurred by the Company for services provided by PwC for the annual audit and for the quarterly reviews of the Company's financial statements, including expenses, (i) for the year ended December 31, 2002, were approximately $316,957, all of which was billed to the Company through December 31, 2003, and (ii) for the year ended December 31, 2003, were approximately $344,000, of which an aggregate amount of $204,000 was billed to the Company through December 31, 2003, and an additional amount of $95,000 was billed to the Company through March 11, 2004. Audit fees were incurred for services which include controls-related audit procedures, consultation on unusual accounting issues, involvement with registration statement filings or similar activities required of outside auditors.

Audit-Related Fees

        The aggregate fees incurred by the Company for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in the preceding section ("Audit-Related Fees") are as follows: (i) in 2002, such aggregate fees were approximately $27,764, all of which was billed to the Company by PwC through December 31, 2003 and (ii) in 2003, such aggregate fees were $62,500, of which an aggregate amount of $42,500 was billed to the Company by PwC through December 31, 2003, and an additional amount of $10,000 was billed to the Company through March 11, 2004. Audit-Related Fees were incurred for services such as audit of employee benefit plans, due diligence assistance with potential transactions, agreed-upon procedures and controls-related services.

Tax Fees

        For professional services rendered by PwC to the Company for tax compliance, tax advice and tax planning ("Tax Fees"), the aggregate fees incurred and billed to the Company (i) in 2002, were $261,436, and (ii) in 2003, such aggregate fees were $35,650, of which $32,650 was billed to the Company by PwC through December 31, 2003, and an additional amount of $3,000 was billed to the Company through March 11, 2004. Services rendered to the Company by PwC in connection with Tax Fees included tax return preparation, tax consultation and tax assistance.

All Other Fees

        No fees were incurred by the Company for products or services provided by PwC other than the services reported in the preceding three (3) paragraphs. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC's independence.

        The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors in 2003. These services may include audit services, audit-related services, tax services, and other services.

CHURCHILL DOWNS INCORPORATED
AUDIT COMMITTEE REPORT

        The following is the report of the Company's Audit Committee (the "Committee"), which currently consists of four directors, each of which has been determined by the Board of Directors (the "Board") to meet the current standards of the Securities and Exchange Commission ("SEC") and the NASDAQ exchange to be considered an "independent director." The Board has also determined that one member, Darrell R. Wells, is an "audit committee financial expert" as defined by the SEC.

        The Committee has an Audit Committee Charter (the "Charter"), which has been revised and approved by the Board on March 11, 2004, a copy of which is attached to this proxy statement in Exhibit C.

The Committee's actions are determined by this Charter, which includes monitoring and oversight of the financial reporting process, the system of internal controls, the internal audit function, the independent auditors and the Company's procedures for legal and regulatory compliance. The Committee's job is one of oversight and reviews the work of the Company's management, the internal audit staff and the independent auditors on behalf of the Board.

Specifically, the Committee:

  •
  Met five times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company's interim and annual financial statements for 2003. The Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

  •
  Discussed with the independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications), which sets forth required communication between independent auditors and audit committees.

  •
  Received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding their independence, and discussed the auditors' independence and ability to conduct the audit.

  •
  Reviewed and discussed reports from the Company's internal audit department and reports from the Company's legal department. The Committee also reviewed the Company's internal Code of Conduct and the Code of Ethics for principal financial officers.

  •
  Discussed with management and the independent auditors the quality of the Company's internal controls.

  •
  Reviewed and approved the 2003 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

  •
  In March 2004, the Committee reviewed and pre-approved the 2004 audit and non-audit services and their estimated fees. The Committee also recommended to the Board that PricewaterhouseCoopers be re-appointed as independent auditors for the calendar year 2004.

Members of the Audit Committee

        Darrell R. Wells, Chairman
Robert L. Fealy
Daniel P. Harrington
Leonard S. Coleman, Jr.

Approval of Minutes of 2003 Shareholders' Meeting
and Other Matters (Proposal No. 5)

        The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 2003 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

Multiple Shareholders Sharing the Same Address

        In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        At this time, one or more brokers with accountholders who are Churchill Downs shareholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Mary Ann Guenther, Corporate Counsel and Assistant Secretary, 700 Central Avenue, Louisville, Kentucky 40208, or contact Sue Carwile at 502-636-4400. If your broker is not currently householding (i.e., you received multiple copies of the Company's Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

        Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 2005 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 3, 2005. Pursuant to the Company's Bylaws, proposals of shareholders intended to be presented at the Company's 2005 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2005 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices not later than March 19, 2005, nor sooner than February 17, 2005. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

THOMAS H. MEEKER President and Chief Executive Officer
REBECCA C. REED Senior Vice President, General Counsel and Secretary

Louisville, Kentucky
May 3, 2004

PLEASE SIGN AND RETURN THE ENCLOSED PROXY
IF YOU CANNOT BE PRESENT IN PERSON

EXHIBIT A

CHURCHILL DOWNS INCORPORATED
2004 RESTRICTED STOCK PLAN

1.     PURPOSE OF PLAN

        The Churchill Downs Incorporated 2004 Restricted Stock Plan (the "Plan") is established by Churchill Downs Incorporated (the "Company") to aid the Company and its subsidiaries in securing and retaining directors and key employees of outstanding ability and to provide additional motivation to such directors and employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest that such directors and employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2.     STOCK SUBJECT TO THE PLAN

        The shares that may be awarded under the Plan shall be the Common Stock, no par value, of the Company. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed one hundred ninety-five thousand (195,000) shares. Shares that are forfeited as a result of a participant's termination of employment or service as a director or withheld to satisfy applicable tax requirements shall again become available for award under the Plan.

3.     ADMINISTRATION

        The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee").

        The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, and the sole authority, to (i) award shares under the Plan; (ii) consistent with the Plan, determine the provisions of the shares to be awarded and the restrictions and other terms and conditions applicable to each award of shares under the Plan; (iii) construe and interpret the Plan and the instruments evidencing the restrictions imposed upon stock awarded under the Plan and the shares awarded under the Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the Plan; and (v) generally administer the Plan and make all determinations in connection therewith that may be necessary or advisable in the Committee's sole discretion, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final, binding and conclusive upon all persons. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. The officers of the Company shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Committee. The Committee's construction, interpretation and administration of the Plan, including the terms and conditions of shares awarded under the Plan, its determinations with respect to such awards and its selection of eligible directors and employees to whom such awards are made, need not be uniform and may be made selectively among participants under the Plan and directors and employees (whether or not such persons are similarly situated).

4.     ELIGIBILITY

        Directors and key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries shall be eligible for awards of stock under the Plan. The directors and employees who shall receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such director and employee selected. Members of the Committee shall not be precluded from receiving awards under the Plan during their service on the Committee. Directors and employees selected by the Committee to receive awards of stock hereunder are hereinafter referred to as "Eligible Recipients."

5.     RIGHTS WITH RESPECT TO SHARES

        Subject to the terms, conditions and restrictions contained in the Plan and in the instrument under which an award is made by the Committee, an Eligible Recipient to whom an award of Common Stock is made hereunder shall have, after delivery to the Company or its designee of a certificate or certificates for such stock to be held in escrow on such Eligible Recipient's behalf, all rights of ownership with respect to such stock, including, without limitation, the right to vote the same, receive any dividends paid thereon and purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 1998, between the Company and The Fifth Third Bank (as successor Rights Agent to Bank of Louisville), as amended, and as the same may be amended, modified or supplemented from time to time.

6.     INVESTMENT REPRESENTATION

        If the shares of Common Stock that have been awarded to an Eligible Recipient pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Eligible Recipient, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such director or employee has acquired such shares of Common Stock for the participant's own account and not with a view to the distribution thereof.

7.     CASH BONUSES

        If the Committee so determines in its sole and exclusive discretion, the Company may make a cash payment or payments to an Eligible Recipient in connection with an award of Common Stock hereunder, the lapse of restrictions imposed thereon or the payment by the Eligible Recipient of any taxes related thereto.

8.     RESTRICTIONS

        (a)    Terms, Conditions and Restrictions.    In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than six months or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph (e) below, an Eligible Recipient of the award who is an employee of the Company shall remain in the employ of the Company or its subsidiaries during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

        (b)    Transferability Restriction.    No share awarded under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

        (c)    Agreements; Stock Legend.    As a condition to the grant of an award under the Plan, each Eligible Recipient shall execute and deliver to the Company an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

        (d)    Additional Conditions.    In the agreement evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its sole discretion, deems appropriate, including, without limitation: (i) that the Company shall have the right to deduct from payments of any kind due to the Eligible Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded or the payment of related cash bonuses; and (ii) that the Eligible Recipient enter into a covenant not to compete with the business of the Company and its subsidiaries during the period of the Eligible Recipient's employment or service as a director, as the case may be, and for a reasonable time thereafter.

        (e)    Lapse of Restrictions.    The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, except no restrictions shall lapse less than six months from the date of award in the event of (i), (ii), (iii) and (iv) below, unless otherwise specified by the Committee:

            (i)  The expiration of the Restriction Period;

           (ii)  The retirement of an Eligible Recipient who is an employee at or after age 60;

          (iii)  The Eligible Recipient's total and permanent disability;

          (iv)  The Eligible Recipient's death;

           (v)  A Change in Control (as defined below) of the Company; or

          (vi)  The acceleration of the termination of such restrictions on such terms and conditions as the Committee may establish in its sole discretion.

Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the Eligible Recipient, or, in the event of the Eligible Recipient's death, to the Eligible Recipients' personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

        (f)    Change in Control.    For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

            (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding voting securities of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

           (ii)  individuals who, as of the date of adoption of the Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of adoption of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the Board of Directors of the Company resulting from the Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or action of the Board of Directors providing for such Corporate Transaction; or

          (iv)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, actions taken in compliance with that certain Stockholder's Agreement dated as of September 8, 2000, among the Company, Duchossois Industries, Inc. and subsequent signatories thereto, as amended, modified or supplemented from time to time, shall not be deemed a Change in Control.

In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution that results in the occurrence of any of the foregoing events, and the employment of an Eligible Recipient who is an employee or the service of an Eligible Recipient who is a director is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the termination of such Eligible Recipient's employment or service as a director, as the case may be, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

9.     CHANGES IN CAPITAL

        If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the Plan and are subject to restrictions imposed by the Plan and that may thereafter be awarded hereunder.

10.   MISCELLANEOUS

        (a)    No Right to Receive Award.    Nothing in the Plan shall be construed to give any director or employee of the Company or a subsidiary of the Company any right to receive an award under the Plan.

        (b)    Additional Shares Received with Respect to Restricted Stock.    Any shares of Common Stock or other securities of the Company received by an Eligible Recipient as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

        (c)    No Effect on Employment Rights, Etc.    Nothing in the Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary of the Company to terminate any person's employment or the right of the shareholders to remove any director at any time, or give any right to any person to be or remain employed by, or to serve as a director of, the Company or a subsidiary of the Company.

11.   EFFECTIVE DATE OF PLAN

        The Plan shall become effective when approved by the Board of Directors of the Company, subject to approval by the shareholders of the Company at its 2004 annual shareholders' meeting or a special meeting duly called and held.

12.   AMENDMENTS

        The Plan may be amended at any time or from time to time by the Committee; provided, however, that no such amendment shall, without the further approval of the Board of Directors:

            (i)  Except as provided in paragraph 9 of the Plan, increase the maximum number of shares reserved for purposes of the Plan;

           (ii)  Extend the duration of the Plan;

          (iii)  Materially increase the benefits accruing to participants under the Plan; or

          (iv)  Modify the eligibility requirements of paragraph 4 of the Plan.

Neither shall any amendment or alteration impair the rights of any participant during the Restriction Period without such participant's consent. Amendments to the Plan may be subject to approval by the shareholders of the Company pursuant to applicable federal or state securities laws or rules adopted by NASDAQ or any other stock exchange on which shares of the Company's Common Stock may be listed from time to time.

13.   DURATION, SUSPENSION AND TERMINATION

        The Plan shall terminate and no further stock shall be awarded hereunder after January 1, 2014. In addition, the Committee may suspend or terminate the Plan at any time prior thereto. The suspension or termination of the Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to the Plan.

14.   COMPLIANCE WITH SECTION 16(B)

        The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

15.   SEVERABILITY

        The invalidity or unenforceability of any provision of the Plan or any stock awarded hereunder shall not affect the validity and enforceability of the remaining provisions of the Plan and any stock awarded hereunder. The invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the stock awarded hereunder.

16.   GOVERNING LAW

        The Plan shall be governed by the laws of the Commonwealth of Kentucky.

EXHIBIT B

FIRST AMENDED AND RESTATED
CHURCHILL DOWNS INCORPORATED
2000 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of the Plan is to provide eligible employees of the Company, and of any Parent or Subsidiary corporation which the Company's Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company's common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code Section 423 shall have the same definition herein.

        2.    Definitions.

                A.    "Account"  means the funds accumulated with respect to an individual Participant as a result of deductions from the Participant's pay for the purpose of purchasing Stock under the Plan. The funds allocated to a Participant's Account shall remain the Participant's property at all times.

                B.    "Base Pay"  means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

                C.    "Business Day"  means a day when any national securities exchange is open if the Stock is then listed on such exchange, or, if not listed, the day when the over-the-counter market is open.

                D.    "Board"  means the Company's Board of Directors.

                E.    "Code"  means the Internal Revenue Code of 1986, as amended.

                F.    "Committee"  means the Compensation Committee of the Board.

                G.    "Company"  means Churchill Downs Incorporated, a Kentucky corporation, 700 Central Avenue, Louisville, Kentucky 40208.

                H.    "Eligible Employee"  means any person, including any officer or director, who satisfies the following three requirements: [i] who has been employed by a Participating Employer for at least one (1) year; [ii] whose customary weekly employment with the Participating Employer is at least twenty-one (21) hours; and [iii] whose customary calendar year employment exceeds five (5) months. The term "Eligible Employee" does not include any person who is not an employee, including more-than-2% partners in a partnership, more-than-2% shareholders in a Subchapter S corporation, sole proprietors, independent contractors, non-employee directors and other individuals who are not employees.

                I.    "Exchange Act"  means the Securities Exchange Act of 1934.

                J.    "Fair Market Value"  means, as of the Business Day preceding the measurement date: [i] if the Stock is traded on the over-the-counter market, the closing high bid quotation for the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System; [ii] if the Stock is listed on a national securities exchange, the closing sales price of the Stock on the Composite Tape; and [ii] if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee shall in good faith determine.

                K.    "Parent"  means, as defined in Code Section 424(e), any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                L.    "Participant"  means an Eligible Employee who elects to participate in the Plan.

                M.    "Participating Employer"  means the Company and any Parent or Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

                N.    "Plan"  means the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

                O.    "Plan Year"  means the twelve (12) consecutive month period beginning each August 1.

                P.    "Stock"  means the Company's no par value common stock.

                Q.    "Subsidiary"  means, as defined in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

        3.    Administration.  The Plan shall be administered by Committee. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

        4.    Effective Date and Duration of the Plan.  The effective date of the Plan is August 1, 2000, subject to ratification of the Plan, within twelve (12) months before or after the date the Plan is adopted by the Board, by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders' meeting. The Plan shall terminate upon issuance of all shares authorized to be issued under the Plan unless terminated sooner by the Committee pursuant to Section 13.

        5.    Eligibility and Participation.  All Eligible Employees of a Participating Employer may participate in the Plan, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete an authorization form for a payroll deduction available from the Committee and deliver it to the Committee on or before the last Business Day of July of each year. Payroll deductions shall commence on the Participant's first pay date of August following delivery of the completed payroll deduction authorization form to the Committee, and shall continue each Plan Year until altered or terminated as provided in Sections 6, 8 and 9.

        6.    Payroll Deductions.

                A.    Percentage of Compensation.  Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction form the percentage of the Eligible Employee's Base Pay to be withheld. Such percentage shall not be greater than five percent (5%) nor less than one-half percent (.5%). Payroll deductions are made on an after-tax basis each payroll period during the Plan Year.

                B.    Accounts.  Payroll deductions from a Participant shall be credited to the Participant's Account. Amounts shall remain in a Participant's Account until used to purchase shares pursuant to Section 8 hereof or paid out pursuant to Sections 8 or 9. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions received or held by the Committee under the Plan shall be used only for the purposes specified in the Plan.

                C.    Changes to Payroll Deduction Authorization.  Participants may change their payroll deduction authorization as of the beginning of each Plan Year and may also make one (1) mid-Plan Year change to the percentage of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee. The change shall become effective as soon as administratively practicable and shall continue each Plan Year until again altered pursuant to this section or terminated pursuant to Sections 6, 8 or 9.

        7.    Grant of Options.

                A.    Number of Shares Optioned.  On the first Business Day in each Plan Year, each individual who is a Participant on such day shall be granted an option to purchase as many full shares of Stock as the Participant can purchase with the compensation deductions credited to the Participant's Account during the Plan Year, less any required employment or other tax required to be withheld as a result of the exercise of the option, up to a maximum of five hundred (500) shares.

                B.    Limitation on Amount of Grant.  Notwithstanding the foregoing, no Participant shall be granted an option to the extent that the option would permit the Participant's rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this section shall cause the Plan to comply with the requirements of such section of the Code.

                C.    5% Shareholders.  Anything herein to the contrary notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary. The rules of Code Section 424(d) shall apply in determining stock ownership and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

                D.    Option Price.  The option price per share shall be 85% of the lower of the Fair Market Value per share of the Stock on the first or last Business Day in the Plan Year (rounded up to the next whole dime).

        8.    Exercise of Options.

                A.    Date of Exercise.  Unless a Participant gives written notice to the Committee as provided in Section 8.B, the Participant's option for the Plan Year is deemed exercised automatically at the close of the last Business Day of the Plan Year for as many full shares of Stock as can be purchased with funds in the Participant's Account on that date.

                B.    Participant Notice to Change Amount of Exercise.  By delivering a written notice to the Committee at least two (2) Business Days before the end of the Plan Year, a Participant may decide not to exercise the Participant's option for the Plan Year or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

                C.    Disposition of Account.  Funds in a Participant's Account (less any required withholding tax) will be used to pay the option price upon exercise of the Participant's option, and the Company shall deliver to each Participant certificates representing any Stock purchased as soon as administratively practicable after the end of the Plan Year. Any amount in a Participant's Account at the end of the Plan Year will be paid to Participant (without interest) as soon as administratively practicable after the end of the Plan Year.

                D.    Exercises Causing Loss of Compensation Deduction.  No part of an option may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).

                E.    Lapse of Options.  All unexercised options shall lapse on the earlier of: [i] the end of the Plan Year; [ii] termination of participation; or [iii] termination of the Plan.

        9.    Termination of Participation.

                A.    Termination by Participant.  A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

                  [1]   leave any funds in the Participant's Account in which event the Participant's option will be deemed exercised at the end of the Plan Year pursuant to Section 8.A and any amounts remaining after such exercise will be paid to the Participant (without interest); or

                  [2]   receive any funds in the Participant's Account.

        Participants who change their payroll deduction authorization to zero pursuant to Section 6.C shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant's Account in accordance with Section 9.A[1] unless the Participant notifies the Committee in writing at least two (2) Business Days before the end of the Plan Year that the Participant elects to receive the funds in the Participant's Account.

        Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant's Account which are not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable.

                B.    Change in Employee Status.  If, on or before the last Business Day of the Plan Year, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant's participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant's status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, and all amounts credited to the Participant's Account and not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable following such lapse.

                C.    Leaves of Absence.  The employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant's right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Participant's right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                D.    Limitation on Withdrawals From Account.  A Participant may not withdraw any amount in the Participant's Account except pursuant to Sections 8.C, 9.A or 9.B.

                E.    Reinstatement of Participation.  A Participant whose participation in the Plan terminates may not elect to participate in the Plan again until the next Plan Year. In addition, no Participant who is an officer or director of the Company or a Participating Employer (as contemplated by Rule 16b-3 of the Exchange Act, or any successor rule or regulation) may participate in the Plan again for at least six (6) months after termination of participation.

        10.    Stock Reserved for Plan.

                A.    Number and Type of Shares.  A total of One Hundred Sixty-eight Thousand, Five Hundred Eighty-One (168,581) shares of authorized but unissued shares of Stock are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.C. If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

                B.    Proration of Available Shares.  Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant's Account not used to purchase Stock shall be paid (without interest) to such Participant.

                C.    Adjustment Provision.  If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split-up or similar transaction, the number of shares of Stock then remaining available for issuance and the number of shares subject to any outstanding options shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company's right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

                D.    Delivery of Shares.  A Participant shall have no interest in, or rights of a shareholder to, any shares of Stock covered by an option until shares have been issued to the Participant. Stock to be delivered to a Participant pursuant to the exercise of an option shall be issued in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee, in the names of the Participant and one other person designated in the notice, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

                E.    Restrictive Legends.

                  [1]   Failure to Satisfy Holding Period Requirements. Certificates representing shares of Stock issued pursuant to the Plan shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of two (2) years from the date of grant of the option and one (1) year from the date of transfer of the Stock to the Participant, unless the Participant notifies the Company of the Participant's intention to dispose of the Stock. Upon receipt of such notice by the Committee, the Participant is free to dispose of the Stock.

                  [2]   Insiders. Certificates representing shares of Stock issued pursuant to the Plan to any director or officer of the Company or a Participating Employer within the meaning of Section 16 of the Exchange Act shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of six (6) months from the date of the issuance of shares of Stock to the Participant.

                  [3]   Other Legends. The Company shall be entitled to place any other legends on certificates for shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

        11.    Transferability.  Neither compensation deductions credited to a Participant's Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receives shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option granted under the Plan is exercisable during the Participant's lifetime only by the Participant.

        12.    Designation of Beneficiaries.  A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries who are to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant's death before such delivery.

Such designation may be changed or revoked by delivery of written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company's receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant's death, the Company shall issue and deliver such Stock and pay such cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

        13.    Amendment and Termination.  The Plan may be amended or terminated by the Committee at any time. Any amendment of the Plan requires approval by the Company's stockholders within twelve (12) months after such amendment's adoption by the Committee if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become Participating Employers or the class of persons eligible to receive options under the Plan, or if the Committee otherwise deems such approval necessary or advisable for purposes of complying with Rule 16b-3 of the Exchange Act, or any successor rule or regulation, or other applicable law. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders' meeting. No amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of the amendment, unless the amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue Service with respect to the Plan, or necessary for the plan to conform to the requirements of Code Section 423 or any other applicable law.

        14.    Notices.  Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows:

      Churchill Downs Incorporated
      700 Central Avenue
      Louisville, Kentucky 40208
      Attention: Board of Directors, Compensation Committee

Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mails, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

        15.    Tax Withholding.  The Participating Employer shall have the right to withhold from each Participant's compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant's participation in the Plan or disposition of shares of Stock issued under the Plan to the extent such taxes are not deducted from the Participant's Account.

        16.    Nonguarantee of Employment.  No provision of the Plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

        17.    Governing Law.    The Plan shall be governed by the laws of the Commonwealth of Kentucky and any applicable federal laws.

EXHIBIT C

CHURCHILL DOWNS INCORPORATED
AUDIT COMMITTEE CHARTER

Purpose

        The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility in monitoring Churchill Downs (the "Company") management in their conduct of the Company's financial reporting process, including monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof. The Committee shall also monitor the performance of the Company's internal audit function and be directly responsible for the appointment, compensation and oversight of the Company's independent auditors employed by the Company for the purpose of preparing or issuing audit opinions on the Company's financial statements and its internal controls. In addition, the Committee will also monitor the Company's compliance with legal and regulatory requirements as well as the Company's Code of Conduct and Compliance Policy.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the external auditor is ultimately accountable to the Board and the Committee.

        The Committee shall review the adequacy of this Charter on an annual basis.

Membership

        The Committee shall be comprised of not less than three members of the Board, in good standing, and the Committee's composition will meet the independence and other requirements of the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") and the rules of the National Association of Securities Dealers, Inc. ("NASD"), as determined by the Board. In addition, one member of the Committee shall be designated as a "financial expert" as defined by the SEC.

        Accordingly, all of the members of the Committee will be directors:

  •
  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  •
  Who meet the financial literacy standards of the NASD and any financial literacy standards of applicable federal law

Key Responsibilities and Authority

        The Committee's responsibility is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight duties, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall report to the Board no less than annually on its activities.

  •
  Review the Committee's charter annually, reassess the adequacy of this charter, and recommend any proposed changes to the Board. Consider changes that are necessary as a result of new laws or regulations.

  •
  The Committee shall meet at least four times per year, coincident with the filing of the quarterly Form 10Q's and annual filing of the Form 10K. These meetings may be combined with regularly scheduled meetings, or more frequently as circumstances may require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

  •
  Conduct executive sessions with the independent auditors, CEO, CFO, internal auditors, general counsel, outside counsel, VP Finance and Controller, and anyone else as desired by the Committee.

  •
  The Committee shall be authorized to hire outside counsel or other consultants as necessary, which may take place any time during the year.

  •
  Review and concur in the appointment, replacement, reassignment, or dismissal of any member of the internal audit staff.

  •
  Appoint the independent auditors to be engaged by the Company, establish the audit fees of the independent auditors, pre-approve any non-audit services provided by the independent auditors, including tax services, before the services are rendered.

  •
  Review and evaluate the performance of the independent auditors and review with the full Board of Directors any proposed discharge of the independent auditors.

  •
  Ascertain that the lead (or concurring) audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the Company. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Company's audit.

  •
  Consider, with management, the rationale for employing audit firms other than the principal independent auditors.

  •
  Inquire of management, internal audit, and the independent auditors about significant risks or exposures, including those related to fraudulent activities, facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

  •
  Review with the independent auditor, financial officers of the Company, and internal audit, the audit scope and plan of the internal auditors and the independent auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  •
  Review with management and internal audit:

  (1)
  Significant findings on internal audits during the year and management's responses thereto

  (2)
  Any difficulties the internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information

  (3)
  Any changes required in the scope of their internal audit

  (4)
  The internal auditing department budget and staffing

  (5)
  The internal auditing department charter

    (6)
    Internal Audit's compliance with the Institute of Internal Auditors' (IIA) Standards for the Professional Practice of Internal Auditing (Standards)

  •
  Inquire of the CEO and CFO regarding the "quality of earnings" of the Company from a subjective as well as an objective standpoint.

  •
  Review with the independent auditors and internal audit:

  (1)
  The Company's internal controls including computerized information system controls and security

  (2)
  Any related significant findings and recommendations of the independent auditors and internal audit services together with management's responses thereto

  (3)
  The Company's procedures for fraud detection and review any reported instances of fraud or suspected fraud

  •
  Review with management and the independent auditor the effect of any regulatory and accounting initiatives, as well as off-balance-sheet structures, if any.

  •
  Review with each public accounting firm that performs an audit:

  (1)
  All critical accounting policies and practices used by the Company

  (2)
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of each alternative, and the treatment preferred by the Company.

  •
  Review all material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  •
  Review with management and the independent auditors:

  (1)
  The Company's annual and quarterly financial statements and related footnotes

  (2)
  The independent auditors' audit of the financial statements and their report thereon

  (3)
  The independent auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting

  (4)
  Any significant changes required in the independent auditors' audit plan

  (5)
  Any serious difficulties or disputes with management encountered during the audit

  (6)
  Matters, which are required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committees (AICPA, Professional Standards, vol. 1, AU sec. 380), as amended, related to the conduct of the audit.

  •
  Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the independent auditors all significant relationships the accountants have with the Company, which may affect the auditors' independence. The Committee is responsible for ensuring the independence of the independent auditors.

  •
  Review with the general counsel and internal audit any legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

  •
  Periodically review the Company's Code of Conduct to ensure that it is adequate and up-to-date. Review with internal audit and the Company's general counsel the results of their review of the monitoring of compliance with the Company's Code of Conduct.

  •
  Review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party internal or external to the organization. Review any complaints that might have been received, current status, and resolution if one has been reached.

  •
  Review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and the resolution if one has been reached.

  •
  The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

  •
  The Committee will evaluate the independent auditors and internal auditors.

  •
  Annually undertake an evaluation of the Committee's effectiveness.

  •
  Oversee the preparation, review and approve the annual report of the Committee as required by the rules of the SEC. Include in the annual Proxy Statement for the Company a report of the Committee in accordance with the Proxy Rules promulgated by the SEC.

  •
  Review and approve all related-party transactions.

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PROXY
CHURCHILL DOWNS INCORPORATED
700 Central Avenue
Louisville, Kentucky 40208
ANNUAL MEETING OF SHAREHOLDERS — JUNE 17, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints G. Watts Humphrey, and Darrell R. Wells and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 17, 2004, or any adjournment thereof, hereby revoking any Proxy heretofore given.

        The Board of Directors unanimously recommends a vote FOR the following proposals:

1.	Election of Class II Directors (Proposal No. 1):
Class II Directors: (01) Richard L. Duchossois, (02) J. David Grissom, (03) Seth W. Hancock, (04) Thomas H. Meeker and (05) Susan Elizabeth Packard
	For All ☐	Withhold All ☐	For All except ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's number on the space provided below.)

2.	Proposal to approve the proposed Churchill Downs Incorporated 2004 Restricted Stock Plan (Proposal No. 2);	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
	Proposal to approve an amendment to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan to add 100,000 shares of Common Stock by increasing the number of shares of Common Stock, no Par Value, reserved for issuance thereunder from 68,581 to 168,581 (Proposal No. 3);	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
	Proposal to approve the performance goal and the payment of compensation under non-qualified stock options granted to Thomas H. Meeker under certain stock option agreements to the extent that in any tax year such compensation, together with any other compensation paid to him, would otherwise exceed the $1,000,000 limit contained in Internal Revenue Code §162(m) (Proposal No. 4);	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Proposal to approve minutes of the 2003 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 5); and	☐	FOR	☐	AGAINST	☐	ABSTAIN

(continued on reverse side)

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(continued from the other side)

6.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

        UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4, FOR PROPOSAL NO. 5 AND FOR THE ELECTION OF ALL CLASS II DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

Dated:	, 2004

(Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)

QuickLinks

Annual Meeting of Shareholders To Be Held on June 17, 2004
Common Stock Owned by Certain Persons
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Officers of the Company
Election of Directors (Proposal No. 1)
Executive Committee
Audit Committee
Compensation Committee
Strategic Planning Committee
Nominating and Governance Committee
Proposal To Approve the Churchill Downs Incorporated 2004 Restricted Stock Plan (Proposal No. 2)
Proposed Amendment of the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan To Add 100,000 Shares of Common Stock By Increasing the Number of Shares of Common Stock Available For Issuance Under the Plan from 68,581 to 168,581 (Proposal No. 3)
CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN
Equity Compensation Plan Information(1)
Proposal to Approve the Performance Goals and Payment of Compensation Under the Non-Qualified Stock Options Granted to Thomas H. Meeker under the Stock Option Agreements. (Proposal No. 4)
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Certain Relationships and Related Transactions
Independent Public Accountants
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
CHURCHILL DOWNS INCORPORATED AUDIT COMMITTEE REPORT
Approval of Minutes of 2003 Shareholders' Meeting and Other Matters (Proposal No. 5)
Multiple Shareholders Sharing the Same Address
Proposals by Shareholders